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EXHIBIT 5.4

[Letterhead of GLJ Petroleum Consultants Ltd.]

LETTER OF CONSENT

TO: Petrofund Energy Trust

        We refer to the Registration Statement on Form F-10 of Petrofund Energy Trust ("Petrofund") dated November 30, 2005 (the "Registration Statement"). We also refer to the Renewal Annual Information Form of Petrofund dated March 15, 2005 (the "AIF").

        We hereby consent to the references in the Registration Statement to our report dated August 12, 2005 and to our report contained in the AIF incorporated by reference in the Registration Statement.

Yours very truly,
GLJ PETROLEUM CONSULTANTS LTD.
/s/ Bryan M. Joa
Bryan M. Joa, P. Eng. Vice-President
Dated: November 30, 2005 Calgary, Alberta CANADA

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  EXHIBIT 5.4